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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-112082) and in the Registration Statements on Form S-8 (Nos. 333-103655, 333-89438, 333-61446, 333-82473, 333-60779 and 333-58285) of Evolving Systems, Inc. of our report dated 17 January, 2005, relating to the financial statements of Tertio Telecoms Ltd. as of, and for the years ending December 31, 2003 and 2002 which are included in this Current Report on Form 8-K/A of Evolving Systems, Inc.

/s/ BDO STOY HAYWARD LLP BDO Stoy Hayward LLP

Bromley, England
17 January, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM